UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported):   September 20, 2004

                               TRANS ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEVADA                           0-23530             93-0997412
----------------------------            -------------      -------------------
(State or other jurisdiction            (Commission          (IRS Employer
of incorporation)                        File Number)      Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Section 8 - Other Events

Item 8.01.     Other Events

     On September 20, 2004, Trans Energy, Inc. issued a press release announcing that it had entered into a letter of Intent to acquire Arvilla Oilfield Services, LLC, a West Virginia limited liability company, in exchange for shares of Trans Energy common stock. Upon completion of the acquisition, Clarence and Rebecca Smith, the current owners of Arvilla, will receive stock representing approximately 24% of the then issued and outstanding shares of Trans Energy common stock.

     Arvilla is an oilfield service company operating in Ohio, Pennsylvania, New York and West Virginia currently employing approximately 90 people. Arvilla is engaged in well servicing, oil hauling, brine hauling, pipeline construction, service rigs, swab rigs and oil field trucking.

     The letter of intent requires that certain debt of Trans Energy be converted into equity. Accordingly, prior to finalizing the acquisition, Trans Energy will issue approximately 203 million shares (pre-split) of its authorized, but previously un-issued common stock, in exchange for the debt. The conversion price will be at the current market price. Also, Trans Energy's board of directors has recommends that in connection with the acquisition, the outstanding share of Trans Energy common stock will be reverse split on approximately a one share for 150 shares basis. Shares to be issued in exchange for debt will be subject to the reverse split.

     Upon completion of the acquisition Arvilla will become a wholly owned subsidiary of Trans Energy. The acquisition is subject to a due diligence review by each party, the completion by Arvilla of appropriate and required audited financial statements, and other customary closing conditions.

     There can be no assurance that the acquisition of Arvilla will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent, which is non-binding with respect to the terms of the proposed transaction and the obligation to close.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     Exhibit No.      Description

         99.1 Press release of Trans Energy, Inc dated September 20 , 2004, announcing the signing of the letter of intent with Arvilla Oilfield Services, LLC.

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition and closing conditions, may be considered "forward- looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TRANS ENERGY, INC.



Date:  September 23, 2004            By         /S/ ROBERT L. RICHARDS
                                        ----------------------------------------
                                         Robert L. Richards
                                         President and Chief Executive Officer





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